SF Partnership LLP


June 3, 2003






                          INDEPENDENT AUDITORS CONSENT




We consent to the incorporation of m-Wise Inc. financial statements for the years ended December 31, 2001 and 2002 and our auditors report dated April 4, 2003 appearing on the Form SB-2 of m-Wise, Inc.

Yours very truly, SF Partnership LLP